UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

DATE OF REPORT (Date of earliest event reported): January 6, 2004

ENBRIDGE ENERGY PARTNERS, L.P.

(Exact name of registrant as specified in charter)

DELAWARE	1-10934	39-1715850
(State of Incorporation)	(Commission File No.)	(I.R.S. Employer Identification No.)

1100 LOUISIANA SUITE 3300 HOUSTON, TEXAS		77002
(Address of Principal Executive Offices)		(Zip Code)

REGISTRANT’S TELEPHONE NUMBER, INCLUDING AREA CODE: (713) 821-2000

ITEM 5.   OTHER EVENTS.

On January 6, 2004, Enbridge Energy Partners, L.P., a Delaware limited partnership (the “Partnership”), entered into an underwriting agreement, attached as Exhibit 99.1 hereto, with Enbridge Energy, Limited Partnership, a Delaware limited partnership and subsidiary of the Partnership (the “Operating Partnership”), and the underwriters named therein with respect to the issue and sale by the Partnership of $200,000,000 aggregate principal amount of 4% Notes due 2009 (the “Notes”) in an underwritten public offering.  The Notes were registered under the Securities Act of 1933, as amended, pursuant to the Partnership’s shelf registration statement on Form S-3 (File No. 333-106660).  The closing respecting the Notes is expected to occur on January 9, 2004.

ITEM 7.   FINANCIAL STATEMENTS AND EXHIBITS.

(c)       Exhibits.

5.1	Opinion of Fulbright & Jaworski L.L.P. regarding the validity of securities.

23.1	Consent of Fulbright & Jaworski L.L.P. (included in Exhibit 5.1 hereto).

99.1	Underwriting Agreement dated as of January 6, 2004 by and among the Partnership, the Operating Partnership and the underwriters named therein.

99.2

Indenture dated as of May 27, 2003 between the Partnership and SunTrust Bank, as trustee (filed as Exhibit 4.5 to the Partnerships’s Form S-4 filed with the Commission on June 30, 2003, and incorporated by reference herein).

99.3	Third Supplemental Indenture dated January 9, 2004 between the Partnership, as issuer, and SunTrust Bank, as trustee (including form of Note).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ENBRIDGE ENERGY PARTNERS, L.P.

	By:	Enbridge Energy Management, L.L.C.,
as delegate of Enbridge Energy Company, Inc., its General Partner

Dated: January 8, 2004	By:	/s/ Mark A. Maki
Mark A. Maki
Vice President, Finance and Principal Accounting Officer